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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 12, 2003


                               MAXWORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                        000-49906              46-0487484
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(State or other jurisdiction             (Commission           (IRS Employer
of incorporation or organization)        File Number)        Identification No.)

50 West 23rd Street, Fourth Floor
New York, New York                                        10010
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (212) 302-2424


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Item 5.  Other Events.

            On March 12, 2003, MaxWorldwide, Inc., a Delaware corporation ("MaxWorldwide"), its wholly-owned subsidiaries, L90, Inc., a Delaware corporation ("L90"), and Picasso Media Acquisition, Inc., a Delaware corporation ("Picasso Media"), and its indirect newly formed wholly-owned subsidiary, Millie Sub, LLC, a Delaware limited liability company, entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is annexed hereto as
Exhibit 2.1, with with Focus Interactive, Inc. (formerly Bulldog Holdings, Inc., a Delaware corporation ("Focus"), The Excite Network, Inc., a Delaware corporation ("Excite"), and Millie Acquisition Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Excite, pursuant to which MaxWorldwide agreed to sell substantially all of the assets of its online business (the "MaxOnline Business") to Excite, consisting primarily of offering and selling online advertising inventory to advertisers and performing advertising sales services.

            In consideration of the MaxOnline Business, Excite and Focus, Excite's parent company, agreed to pay: (i) $3,000,000 in cash upon the closing of the transactions contemplated by the Merger Agreement (the "Closing"), (ii) $2,000,000 in cash upon the first anniversary of the Closing or six months thereafter, at the election of Excite and (iii) up to $1,000,000 in cash based on the gross billings of the MaxOnline Business during the calendar year 2003 (collectively, the "Merger Consideration"). In addition, Excite agreed to pay to MaxWorldwide 70% of the accounts receivable transferred to Excite under the Merger Agreement and collected by Excite during the eight month period beginning 120 days following the Closing (net of certain expenses and accounts payable associated with such accounts receivable). Excite also agreed to reimburse MaxWorldwide, within one year after the Closing, the amount of any positive working capital in the MaxOnline Business as of the Closing.

            To secure Excite's payment of the Merger Consideration, Excite agreed to grant to MaxWorldwide a security interest in certain of Excite's assets. Additionally, until such time as the Merger Consideration is paid in full, MaxWorldwide has the right to designate one member to Focus's board of directors.

            The parties' obligation to consummate the transaction is subject to customary conditions, including without limitation, the approval of holders of a majority of MaxWorldwide's outstanding stock and the receipt by MaxWorldwide of an opinion from its financial advisor that the transaction is fair to MaxWorldwide's stockholders from a financial point of view.

            On March 12, 2003, MaxWorldwide issued a press release announcing the transaction, a copy of which is annexed hereto as Exhibit 99.1.


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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.


         (c)   Exhibits.

         2.1 Agreement and Plan of Merger, dated as of March 12, 2003, by and among Focus Interactive, Inc. (formerly Bulldog Holdings, Inc., a Delaware corporation, The Excite Network, Inc., a Delaware corporation, Millie Acquisition Sub, LLC, a Delaware limited liability company, MaxWorldwide, Inc., a Delaware corporation, L90, Inc., a Delaware corporation, Picasso Media Acquisition, Inc., a Delaware corporation, and Millie Sub, LLC, a Delaware limited liability company.

         99.1   Press Release of MaxWorldwide, Inc. dated March 12, 2003


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                                    SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2003                       MAXWORLDWIDE, INC.
                                     a Delaware corporation


                                     By:  /s/ Peter M. Huie
                                        ----------------------------------------
                                     Peter M. Huie, General Counsel, Senior
                                     Vice President Corporate Affairs, Secretary


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


                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

2.1** Agreement and Plan of Merger, dated as of March 12, 2003, by and among Focus Interactive, Inc. (formerly Bulldog Holdings, Inc., a Delaware corporation, The Excite Network, Inc., a Delaware corporation, Millie Acquisition Sub, LLC, a Delaware limited liability company, MaxWorldwide, Inc., a Delaware corporation, L90, Inc., a Delaware corporation, Picasso Media Acquisition, Inc., a Delaware corporation, and Millie Sub, LLC, a Delaware limited liability company.

99.1                    Press Release of MaxWorldwide, Inc. dated March 12, 2003


** Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission.


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